Press Release
Spirit MTA REIT Announces
First Quarter 2019 Financial and Operating Results
- Continued execution of strategic alternatives -
- Declared special cash dividend of $0.33 per common share payable July 15, 2019 -
Dallas, TX - May 10, 2019 - Spirit MTA REIT (NYSE: SMTA) ("SMTA" or the "Company"), a net-lease real estate investment trust ("REIT") headquartered in Dallas, Texas, today reported its financial and operating results for the first quarter ended March 31, 2019.
Unless otherwise specified, financial and operating information prior to May 31, 2018 reflects the financial and operating information of SMTA's legal predecessor entities.
FIRST QUARTER HIGHLIGHTS

•	Continued to advance the process with the Board and the Company's financial advisor to execute strategic alternatives.

•	On March 5, 2019, the Board of Trustees declared a special cash dividend of $0.33 per common share, which was paid on April 15, 2019 to holders of record as of March 29, 2019.

•	Held $108.9 million in cash and cash equivalents as of March 31, 2019.

•	Had $28.9 million of restricted cash, comprised of the Master Trust 2014 Reserve Account, Master Trust Liquidity Reserve and other lender-controlled cash.

•	Eliminated $157.4 million of CMBS debt by foreclosure of the remaining 85 Shopko assets (83 owned properties and two seller-financed notes on properties) collateralizing the loan.

•	Disposed of three properties for $5.4 million in gross proceeds, two of which were in the Master Trust 2014 segment and one was in the Other Properties segment.
CEO COMMENTS
“In keeping with our announcement at the beginning of the quarter, we have been working closely with our Board and our advisors as we run our process to explore strategic alternatives for our Company. Our focus remains on maximizing shareholder value and returning that value to shareholders. In the meantime, we maintain approximately $145 million in liquidity as of May 8, 2019 and we are committed to keeping shareholders updated as and when we have developments we are able to share,” stated SMTA Chief Executive Officer, President, Chief Financial Officer and Treasurer Ricardo Rodriguez.

FINANCIAL RESULTS
Total revenues for the Master Trust 2014 and Other Properties segments were $45.5 million and $10.0 million, respectively, for the three months ended March 31, 2019, compared to $45.2 million and $14.9 million for the same period in 2018.
Net loss attributable to common shareholders was $42.2 million, or $0.99 per share, for the three months ended March 31, 2019, compared to net loss of $7.6 million, or $0.18 per share, for the same period in 2018. The foreclosure of the Shopko assets securing the CMBS debt resulted in a loss on debt extinguishment of $21.3 million, which is included in net loss attributable to common shareholders.
FFO for the three months ended March 31, 2019 was $(17.3) million, or $(0.41) per diluted share, compared to $19.9 million, or $0.47 per diluted share for the same period in 2018.
AFFO for the three months ended March 31, 2019 was $8.4 million, or $0.19 per diluted share, compared to $26.9 million, or $0.63 per diluted share, for the same period in 2018.
On March 5, 2019, the Board of Trustees declared a special cash dividend of $0.33 per common share that was paid on April 15, 2019 to holders of record as of March 29, 2019. The Board of Trustees also declared a cash dividend of $0.63 per SMTA Preferred Share and a cash dividend of $45.00 per SubREIT Preferred Share, both of which were paid on March 29, 2019 to holders of record as of March 15, 2019. The amount and timing of any future dividends will be at the discretion of the Board of Trustees and will depend on many factors, including, but not limited to, maintaining the Company's REIT tax status, timing and magnitude of disposition activities, execution of strategic alternatives and working capital needs.
PORTFOLIO HIGHLIGHTS
As of March 31, 2019, SMTA's diversified real estate portfolio, comprised of 790 owned properties, with 776 and 14 in the Master Trust 2014 and Other Properties segments, respectively, was 97.1% occupied with a weighted average remaining lease term of 8.7 years.
During the three months ended March 31, 2019, SMTA disposed of three properties for $5.4 million in gross proceeds. Two of the properties were within Master Trust 2014 and the other property was within the Other Properties segment.

BALANCE SHEET, LIQUIDITY & CAPITAL MARKETS

•	As of March 31, 2019, net investments for the Master Trust 2014 and Other Properties segments were $1.70 billion and $0.16 billion, respectively.

•	As of March 31, 2019, total cash was $108.9 million and restricted cash for the Master Trust 2014 and Other Properties segments was $27.8 million and $1.1 million, respectively.

•	As of March 31, 2019, debt for the Master Trust 2014 and Other Properties segments was $1.90 billion and $81.7 million, respectively.

•	Adjusted Debt to Annualized Adjusted EBITDAre was 13.2x as of March 31, 2019, based on the three months ended March 31, 2019.

•	On May 1, 2019, the Board of Trustees declared a special cash dividend of $0.33 per common share, which will be paid on July 15, 2019 to holders of record as of June 28, 2019.

•	As of May 8, 2019, total cash was $96.7 million and borrowing capacity under the Master Trust 2014 variable funding notes was $48.4 million, providing total liquidity of $145.1 million.

•	As of May 8, 2019, the Company held $40.2 million in restricted cash, comprised of the Master Trust 2014 Reserve Account, Master Trust Liquidity Reserve and other lender-controlled cash.

EARNINGS WEBCAST
The Company has provided pre-recorded comments from management. Interested parties can listen to the presentation via the following:

Internet:	The webcast link can be located on the investor relations page of the Company's website at www.spiritmastertrust.com

Telephone:	(844) 512-2921 (Domestic) / (412) 317-6671 (International)
Available through May 23, 2019 with access code 1134003
ABOUT SPIRIT MTA REIT
Spirit MTA REIT (NYSE: SMTA) is a net-lease REIT headquartered in Dallas, Texas. SMTA owns one of the largest, most diversified and seasoned commercial real estate backed master funding vehicles. SMTA is managed by Spirit Realty, L.P., a wholly-owned subsidiary of Spirit (NYSE: SRC), one of the largest publicly traded triple net-lease REITs.
As of March 31, 2019, our diversified portfolio was comprised of 796 properties, including properties securing mortgage loans made by the Company. Our owned properties, with an aggregate gross leasable area of approximately 13.9 million square feet, are leased to approximately 203 tenants across 43 states and 24 industries. More information about Spirit MTA REIT can be found on the investor relations page of the Company's website at www.spiritmastertrust.com.
INVESTOR CONTACT
Investor Relations
(972) 476-1409
SMTAInvestorRelations@SpiritRealty.com

FORWARD-LOOKING AND CAUTIONARY STATEMENTS
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as "expect," "plan," "will," "estimate," "project," "intend," "believe," "guidance," “approximately,” “anticipate,” “may,” “should,” “seek” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise and we may not be able to realize them. The following risks and uncertainties, among others, could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: industry and economic conditions; SMTA’s ability to succeed in its strategic plan; SMTA's ability to realize its asset disposition plan; SMTA’s significant leverage which may expose it to the risk of default under its debt obligations; risks associated with using debt to fund SMTA’s business activities (including its ability to use Master Trust 2014, an asset-backed securitization trust, as its main financing vehicle, changes in interest rates and conditions of the debt capital markets, generally); SMTA’s dependence on its external manager, Spirit Realty, L.P., to conduct its business and achieve its investment objectives; SMTA’s continued ability to source new investments; unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of SMTA’s properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from SMTA’s expectations, dependence on tenants’ financial condition and operating performance, competition from other developers, owners and operators of real estate tenant defaults, potential liability relating to environmental matters, potential illiquidity of real estate investments, condemnations, and potential damage from natural disasters); the financial performance of SMTA’s tenants and the demand for traditional retail and restaurant space particularly with respect to challenges being experienced by general merchandise retailers; SMTA’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; SMTA’s or its manager’s ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; SMTA’s ability to diversify its tenant base; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect SMTA or its major tenants; volatility and uncertainty in the financial markets, including potential fluctuations in the consumer price index; risks associated with its failure or unwillingness to maintain SMTA’s status as a REIT under the Internal Revenue Code of 1986, as amended, and other additional risks discussed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018. SMTA expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
NOTICE REGARDING NON-GAAP FINANCIAL MEASURES
This press release may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Definitions of non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included below.

REPORTING DEFINITIONS AND EXPLANATIONS

Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium, deferred financing costs, and reduced by cash and cash equivalents and cash reserves on deposit with lenders as additional security. By excluding these amounts, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. A reconciliation of interest bearing debt (reported in accordance with GAAP) to Adjusted Debt is included in this release.

Adjusted Debt to Annualized Adjusted EBITDAre is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments and a proxy for a measure we believe is used by many lenders and ratings agencies to evaluate our ability to repay and service our debt obligations over time. We believe this ratio is a beneficial disclosure to investors as a supplemental means of evaluating our ability to meet obligations senior to those of our equity holders. Our computation of this ratio may differ from the methodology used by other equity REITs and, therefore, may not be comparable to such other REITs.

Adjusted EBITDAre represents EBITDAre adjusted for transaction costs, real estate acquisition costs, dispositions for the quarter as if such acquisitions and dispositions had occurred as of the beginning of the quarter, revenue producing acquisitions, impairments and loan losses related to the Shopko loan, debt extinguishment gains (losses), and amortization (recovery) of the promote fee. We focus our business plans to enable us to sustain increasing shareholder value. Accordingly, we believe that excluding these items, which are not key drivers of our investment decisions and may cause short-term fluctuations in net income (loss), provides a useful supplemental measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income (loss) that is computed in accordance with GAAP, they should only be considered a supplement, and not an alternative, to net income (loss) attributable to common shareholders (computed in accordance with GAAP) as a performance measure. A reconciliation of net income (loss) attributable to common shareholders (computed in accordance with GAAP) to EBITDAre and Adjusted EBITDAre is included in this release.

Adjusted Funds from Operations (AFFO) AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. We adjust FFO to eliminate the impact of certain items that we believe are not indicative of our core operating performance, including restructuring and divestiture costs, other general and administrative costs associated with relocation of the Company's headquarters, transactions costs, default interest and fees on non-recourse mortgage indebtedness, debt extinguishment gains (losses), transaction costs incurred in connection with the acquisition of real estate investments subject to existing leases, amortization of the promote fee and certain non-cash items. These certain non-cash items include non-cash revenues (comprised of straight-line rents, amortization of above- and below-market rent on our leases, amortization of lease incentives, amortization of net premium/discount on loans receivable, bad debt expense and amortization of capitalized lease transaction costs), non-cash interest expense (comprised of amortization of deferred financing costs and amortization of net debt discount/premium) and non-cash compensation expense (stock-based compensation expense). In addition, other equity REITs may not calculate AFFO as we do, and, accordingly, our AFFO may not be comparable to such other equity REITs’ AFFO. AFFO does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should only be considered a supplement, and not an alternative, to net income (loss) attributable to common shareholders (computed in accordance with GAAP) as a performance measure.

Annualized Adjusted EBITDAre is calculated as Adjusted EBITDAre for the quarter, adjusted for items where annualization would not be appropriate, multiplied by four. Our computation of Adjusted EBITDAre and Annualized Adjusted EBITDAre may differ from the methodology used by other equity REITs to calculate these measures and, therefore, may not be comparable to such other REITs. A reconciliation of Annualized Adjusted EBITDAre is included in this release.

Annualized Cash Rent represents Annualized Contractual Rent, less any rent reserved for.
Annualized Contractual Rent represents the monthly Contractual Rent multiplied by twelve.
Cash Available for Distribution (CAD) is defined as AFFO less non-revenue producing capital expenditures and any other scheduled principal payments or receipts.
Contractual Rent represents monthly contractual cash rent, excluding percentage rents, from properties owned fee-simple or ground leased, recognized during the final month of the reporting period, adjusted to exclude amounts received from properties sold during that period and adjusted to include a full month of contractual rent for properties acquired during that period. We use Contractual Rent when calculating certain metrics that are useful to evaluate portfolio credit, asset type, industry and geographic diversity and to manage risk.

EBITDAre is a non-GAAP financial measure and is computed in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT). EBITDAre is defined as net income (loss) (computed in accordance with GAAP), plus interest expense, plus income tax expense (if any), plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated real estate ventures, plus adjustments to reflect the Company's share of EBITDAre of unconsolidated real estate ventures.

Funds from Operations (FFO) We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss) attributable to common shareholders (computed in accordance with GAAP) excluding real estate-related depreciation and amortization, impairment charges and net (gains) losses from property dispositions. FFO is a supplemental non-GAAP financial measure. We use FFO as a supplemental performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. In addition, other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income (loss) attributable to common shareholders (computed in accordance with GAAP) as a measure of our performance.

Gross Investment represents the gross acquisition cost including the contracted purchase price and related capitalized transaction costs.
Liquidity Reserve represents cash held on deposit until there is a cashflow shortfall as defined in the Master Trust 2014 agreements or a liquidation of Master Trust 2014 occurs.
Master Trust 2014 is an asset-backed securitization trust established in 2005, and amended and restated in 2014, which issues non-recourse notes collateralized by commercial real estate, net-leases and mortgage loans from time to time. Indirect special purpose entity subsidiaries of the Company are the borrowers. This liability is discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC.

Occupancy is calculated by dividing the number of economically yielding Owned Properties in the portfolio as of the measurement date by the number of total Owned Properties on said date.
Other Properties are all properties not included in the Master Trust 2014.
Owned Properties refers to properties owned fee-simple or ground leased by Company subsidiaries as lessee.
Real Estate Investment represents the Gross Investment plus improvements less impairment charges.
SMTA Preferred Stock refers to the 10% Series A Cumulative Redeemable Preferred Stock.
Weighted Average Remaining Lease Term is calculated by dividing the sum product of (a) a stated revenue or sales price component and (b) the lease term for each lease by (c) the sum of the total revenue or sales price components for all leases within the sample.

Workout Assets include tenants or properties that are targeted for potential future dispositions or other lease restructurings.

Spirit MTA REIT
Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	March 31, 2019	December 31, 2018
Assets
Investments:
Real estate investments:
Land and improvements	$774,527	$870,549
Buildings and improvements	1,432,458	1,526,933
Total real estate investments	2,206,985	2,397,482
Less: accumulated depreciation	(463,528)	(459,615)
	1,743,457	1,937,867
Loans receivable, net	27,148	30,093
Intangible lease assets, net	75,722	79,314
Real estate assets held for sale, net	15,603	7,263
Net investments	1,861,930	2,054,537
Cash and cash equivalents	108,883	161,013
Deferred costs and other assets, net	66,710	83,087
Goodwill	7,012	7,012
Total assets	$2,044,535	$2,305,649
Liabilities and deficit
Liabilities:
Mortgages and notes payable, net	$1,980,939	$2,138,804
Intangible lease liabilities, net	16,428	17,676
Accounts payable, accrued expenses and other liabilities	37,367	83,629
Total liabilities	2,034,734	2,240,109
Redeemable preferred equity:
SMTA Preferred Shares, $0.01 par value, $25 per share liquidation preference, 20,000,000 shares authorized: 6,000,000 shares issued and outstanding at both March 31, 2019 and December 31, 2018	150,000	150,000
SubREIT Preferred Shares, $0.01 par value, $1,000 per share liquidation preference, 50,000,000 shares authorized: 5,125 shares issued and outstanding at both March 31, 2019 and December 31, 2018	5,125	5,125
Total redeemable preferred equity	155,125	155,125
Shareholders' deficit:
Common shares, $0.01 par value, 750,000,000 shares authorized; 43,085,751 and 43,000,862 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	431	430
Capital in excess of common share par value	201,824	201,056
Accumulated deficit	(347,579)	(291,071)
Total shareholders' deficit	(145,324)	(89,585)
Total liabilities and deficit	$2,044,535	$2,305,649

Spirit MTA REIT
Consolidated Statements of Operations and Comprehensive Income (Loss)
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues:
Rental income	$53,052	$59,608
Interest income on loans receivable	1,236	81
Other income	1,193	379
Total revenues	55,481	60,068

Expenses:
General and administrative	6,052	5,651
Related party fees	6,950	1,730
Transaction costs	606	3,017
Property costs (including reimbursable)	1,573	1,413
Interest	32,335	28,012
Depreciation and amortization	19,375	20,993
Impairment and allowance for loan losses	6,037	4,825
Total expenses	72,928	65,641
Other loss:
Loss on debt extinguishment	(21,267)	(255)
Gain (loss) on disposition of real estate assets	478	(1,694)
Total other loss	(20,789)	(1,949)
Loss before income tax expense	(38,236)	(7,522)
Income tax expense	(34)	(57)
Net loss and total comprehensive loss	(38,270)	(7,579)
Preferred dividends	(3,975)	—
Net loss attributable to common shareholders	$(42,245)	$(7,579)

Net loss per share attributable to common shareholders
Basic	$(0.99)	$(0.18)
Diluted	$(0.99)	$(0.18)

Weighted average common shares outstanding:
Basic	42,860,427	42,851,010
Diluted	42,860,427	42,851,010

Spirit MTA REIT
Reconciliation of Non-GAAP Financial Measures
(In Thousands, Except Share and Per Share Data)
(Unaudited)
FFO and AFFO

	Three Months Ended March 31,
	2019	2018 (1)
Net loss attributable to common shareholders	$(42,245)	$(7,579)
Add / (less):
Portfolio depreciation and amortization	19,375	20,993
Portfolio impairments	6,037	4,825
(Gain) loss on disposition of real estate assets	(478)	1,694
FFO	$(17,311)	$19,933
Add / (less):
Loss on debt extinguishment	21,267	255
Transaction costs	606	3,017
Real estate acquisition costs	90	1
Non-cash interest expense	3,770	2,875
Straight-line rent, net of related bad debt expense	(896)	(847)
Other amortization and non-cash charges	31	90
Non-cash compensation expense	794	1,606
Amortization of the promote fee	24	—
AFFO	$8,375	$26,930

Dividends declared to common shareholders	$14,218	N/A

Net loss per common share
Basic	$(0.99)	$(0.18)
Diluted	$(0.99)	$(0.18)
FFO per common share
Diluted (2)	$(0.41)	$0.47
AFFO per common share
Diluted (2)	$0.19	$0.63

Weighted average common shares outstanding:
Basic	42,860,427	42,851,010
Diluted	42,860,427	42,851,010
(1) Amounts for the three months ended March 31, 2018 are based entirely on results of SMTA's legal predecessor entities.
(2) For the three months ended March 31, 2019, dividends declared to unvested restricted shareholders were $73 thousand.

Spirit MTA REIT
Reconciliation of Non-GAAP Financial Measures
(In Thousands, Except Share and Per Share Data)
(Unaudited)
Adjusted Debt, Adjusted EBITDAre, Annualized Adjusted EBITDAre

	March 31,
	2019		2018
Master Trust 2014, net	$1,899,239		$1,924,996
CMBS, net	81,700		82,775
Total debt, net	1,980,939		2,007,771
Add / (less):
Unamortized debt discount	19,452		26,125
Unamortized deferred financing costs	15,092		18,366
Cash and cash equivalents	(108,883)		(5)
Cash reserves on deposit with lenders as additional security classified as other assets	(28,852)		(80,594)
Adjusted Debt	$1,877,748		$1,971,663
Preferred Stock at liquidation value	155,125		—
Adjusted Debt + Preferred Stock	$2,032,873		$1,971,663

	Three Months Ended March 31,
	2019		2018 (1)
Net loss	$(38,270)		$(7,579)
Add / (less):
Interest	32,335		28,012
Depreciation and amortization	19,375		20,993
Income tax expense	34		57
(Gain) loss on disposition of real estate assets	(478)		1,694
Impairment and allowance for loan losses	6,037		4,825
EBITDAre	$19,033		$48,002
Add / (less):
Transaction costs	606		3,017
Real estate acquisition costs	90		1
Loss on debt extinguishment	21,267		255
Amortization of the promote fee	24		—
Severance	—		1,432
Adjusted EBITDAre	$41,020		$52,707
Other adjustments for Annualized Adjusted EBITDAre (2)	(5,505)		—
Annualized Adjusted EBITDAre	$142,060		$210,828
Adjusted Debt / Annualized Adjusted EBITDAre	13.2	x	9.4x
Adjusted Debt + Preferred / Adjusted EBITDAre	14.3	x	N/A

(1)	Amounts for 2018 are based on the SMTA's allocated portion of Spirit’s expense.

(2)
Adjustments are comprised of rental income from Shopko, interest and other income on the Shopko B-1 term loan, property operating costs, interest expense on the Shopko CBMS loan and other associated costs related to Shopko.

Spirit MTA REIT
Components of Non-GAAP Financial Measures
(In Millions, Unaudited)
Components of NAV

Master Trust 2014	March 31, 2019
Master Trust 2014 Annualized Contractual Rent	$178.6
Less: Annualized Contractual Rent of Shopko properties in Master Trust 2014	(1.5)
Master Trust 2014 Annualized Contractual Rent excluding Shopko	$177.1

Real Estate Investment of vacant properties in Master Trust 2014	$19.9
Mortgage loans in Master Trust 2014	$27.1
Master Trust 2014 restricted cash (1)	$27.8
Master Trust 2014 debt outstanding	$(1,932.8)

Academy Distribution Center	March 31, 2019
Academy Annualized Contractual Rent	$9.5
Academy CMBS debt outstanding	$(82.7)

Workout Assets	March 31, 2019
Workout Assets Annualized Contractual Rent (2)	$6.5
Real Estate Investment of vacant Workout Assets	$8.9

Other Assets	March 31, 2019
Unrestricted cash	$108.9

Other Liabilities	March 31, 2019
Termination fee (3)	$48.1
Dividends payable	$14.2
Redeemable preferred equity	$155.1

(1)	Restricted cash as of March 31, 2019 includes $5.6 million in the Liquidity Reserve.

(2)	Property cost leakage for Workout Assets for the first quarter of 2019 annualized was $2.3 million.

(3)
Termination fee is 1.75x the sum of the annualized asset management fee under the Asset Management Agreement of $20.0 million and the annualized property management fee under the Property Management Agreement of approximately $7.5 million. Does not take into account transition services fees, which require eight months of service fees upon a termination notice.

Illustrative Impact of Shopko Exposure

	Three Months Ended March 31, 2019	Shopko (1)	Three Months Ended March 31, 2019 excluding Shopko
AFFO	$8.4	$(1.9)	$6.5
Collections of principal on loans receivable	1.4	(0.6)	0.8
Repayments under mortgages and notes payable (2)	(8.9)	—	(8.9)
Capital expenditures	(1.4)	—	(1.4)
CAD (3)	$(0.5)	$(2.5)	$(3.0)

(1)
Shopko adjustments include Contractual Rent from Shopko, interest and principal payments on the Shopko B-1 Term Loan, interest and principal payments on the two seller-financed notes on Shopko properties, and real estate taxes on properties leased to Shopko.

(2)	There was no use of the variable funding notes during the three months ended March 31, 2019.

(3)
Includes $3.0 million of first quarter 2019 professional costs associated with pursuing our rights and remedies in connection with recovery of our Shopko B-1 Term Loan and other costs associated with the Shopko bankruptcy.

Spirit MTA REIT
Portfolio Overview
(Square Feet In Thousands)

	Properties	Annualized Contractual Rent		Annualized Cash Rent		Occupied Square Feet	Vacant Properties	Vacant Square Feet

Master Trust 2014	776	$178.6	M	$170.9	M	11,762	19	173
Other Properties	14	$16.0	M	$15.6	M	1,844	4	133
SMTA	790	$194.6	M	$186.5	M	13,606	23	306
Top Ten Tenants at March 31, 2019:

Master Trust 2014				Other Properties
Tenant (1)	Properties	Total Square Feet	Percent of MTA Contractual Rent	Tenant (1)	Properties	Total Square Feet	Percent of Other Properties Contractual Rent
AMC Entertainment, Inc.	14	696	6.0%	Academy, LTD.	1	1,501	59.4%
Universal Pool Co., Inc.	14	543	4.0%	PricewaterhouseCoopers LLP	1	135	13.7%
Crème De La Crème, Inc.	9	190	3.1%	Children's Learning Adventure USA, LLC	3	71	13.4%
Goodrich Quality Theaters, Inc.	4	245	3.0%	Crown Distributing LLC	1	94	7.3%
Life Time Fitness, Inc.	3	420	2.9%	Neighbors Health System, Inc.	2	14	3.9%
Destination XL Group, Inc.	1	756	2.9%	Pleasanton Fitness, LLC	1	29	2.3%
Buehler Food Markets Inc.	5	503	2.9%	7-Eleven, Inc. (2)	1	—	—%
Carmax, Inc.	4	201	2.7%
Professional Resource Development, Inc.	59	234	2.4%
Regal Entertainment Group	6	267	2.0%
	119	4,055	31.9%		10	1,844	100.0%
(1)  Tenants represent legal entities ultimately responsible for obligations under the lease agreements or affiliated entities. Other tenants may operate the same or similar business concepts or brands as those set forth above.

(2)	Tenant provided a rent-free period during tenant's construction phase of its asset.

Spirit MTA REIT
Portfolio Overview
(Square Feet In Thousands)

Industry Diversification at March 31, 2019:

Master Trust 2014				Other Properties
Industry	Properties	Total Square Feet	Percent of MTA Contractual Rent	Industry	Properties	Total Square Feet	Percent of Other Properties Contractual Rent
Restaurants - Quick Service	304	790	14.5%	Sporting Goods	1	1,501	59.4%
Movie Theatres	29	1,519	13.3%	Multi-Tenant	1	135	13.7%
Restaurants - Casual Dining	89	640	11.5%	Education	3	71	13.4%
Health and Fitness	18	1,021	7.7%	Distribution	1	94	7.4%
Medical / Other Office	77	502	6.9%	Medical / Other Office	2	15	3.9%
Specialty Retail	22	857	6.0%	Health and Fitness	1	28	2.2%
Home Furnishings	17	907	5.1%	Convenience Stores	1	—	—%
Automotive Parts and Service	79	362	4.9%	Vacant	4	133	—%
Grocery	19	1,020	4.8%
Automotive Dealers	12	323	4.6%
Education	14	329	4.1%
Apparel	3	1,019	3.4%
Other	3	183	2.8%
Entertainment	4	200	2.2%
Sporting Goods	3	331	1.9%
Manufacturing	7	763	1.3%
Car Washes	6	48	1.3%
Building Materials	28	458	1.2%
General Merchandise	8	318	1.1%
Drug Stores / Pharmacies	8	83	0.9%
Multi-Tenant	2	34	0.3%
Dollar Stores	5	55	0.2%
Vacant	19	173	—%
	776	11,935	100.0%		14	1,977	100.0%

Spirit MTA REIT
Portfolio Overview
(Square Feet In Thousands)

Asset Type Diversification at March 31, 2019:

Master Trust 2014				Other Properties
Asset Type	Properties	Total Square Feet	Percent of MTA Contractual Rent	Asset Type	Properties	Total Square Feet	Percent of Other Properties Contractual Rent
Retail	658	9,234	84.7%	Retail	11	218	19.5%
Industrial	38	2,022	6.2%	Industrial	2	1,595	66.8%
Office	80	679	9.1%	Office	1	164	13.7%
	776	11,935	100.0%		14	1,977	100.0%